EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                           Exhibit 11--September 1998


                                                                                       THREE MONTHS                 NINE MONTHS
                                                                                           ENDED                       ENDED
                                                                                        SEPTEMBER 30,               SEPTEMBER 30,
                                                                                 -------------------------   ----------------------
                                                                                     1998           1997       1998         1997
                                                                                 ------------    ---------   ---------    ---------
 Numerator:
      Net income                                                                 $      5,670    $  89,053   $ 240,403    $ 240,830
                                                                                 ------------    ---------   ---------    ---------
      Numerator for basic earnings per share--income available to
          common stockholders                                                           5,670       89,053     240,403      240,830
      Effect of dilutive securities:
          Elimination of interest and amortization on 5% Convertible
               Subordinated Debentures due 2001, less the related
               effect of the provision of income taxes                                   --           --          --            960
          Elimination of interest and amortization on 3.25% Convertible
               Subordinated Debentures due 2003, less the related
               effect of the provision of income taxes                                   -- (1)       --           -- (1)        --
                                                                                 ------------    ---------   ---------    ---------
      Numerator for diluted earnings per share--income available to
          common  stockholders after assumed conversion                          $      5,670    $  89,053   $ 240,403    $ 241,790
                                                                                 ============    =========   =========    =========

Denominator:
      Denominator for basic earnings per share--weighted-average
          shares                                                                      422,649      361,543     420,957      356,907
      Effect of dilutive securities:
          Net effect of dilutive stock options                                         10,384       15,915      12,956       15,421
       Assumed conversion of 5% Convertible Subordinated
               Debentures due 2001                                                       --           --          --          4,076
          Assumed conversion of 3.25% Convertible Subordinated
               Debentures due 2003                                                       -- (1)       --          -- (1)         --
                                                                                 ------------    ---------   ---------    ---------
                   Dilutive potential common shares                                    10,384       15,915      12,956       19,497
                                                                                 ------------    ---------   ---------    ---------
      Denominator of diluted earnings per share--adjusted
          weighted-average shares and assumed conversions                             433,033      377,458     433,913      376,404
                                                                                 ============    =========   =========    =========

Basic earnings per share                                                         $       0.01    $    0.25   $    0.57    $    0.67
                                                                                 ============    =========   =========    =========

Diluted earnings per share                                                       $       0.01    $    0.24   $    0.55    $    0.64
                                                                                 ============    =========   =========    =========


(1) The effect of these securities was antidilutive for the three months and nine months ended September 30, 1998.


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